UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2020

AdaptHealth Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38399	82-3677704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 West Germantown Pike, Suite 250 Plymouth Meeting, PA	19462
(Address of principal executive offices)	(Zip Code)

(610) 630-6357

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	AHCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into A Material Definitive Agreement.

Agreement and Plan of Merger

On December 1, 2020, AdaptHealth Corp., a Delaware corporation (the “Company”), AeroCare Holdings, Inc., a Delaware corporation (“AeroCare”), AH Apollo Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub I”), AH Apollo Merger Sub II Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub II”), and Peloton Equity, LLC, a Delaware limited liability company, solely in its capacity as the representative, agent and attorney-in-fact of the AeroCare equityholders (the “Stockholder Representative”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Company agreed to acquire AeroCare through (a) the merger of Merger Sub I with and into AeroCare, with AeroCare continuing as the surviving corporation of such merger (the “First Merger”) and (b) the merger of AeroCare with and into Merger Sub II, with Merger Sub II continuing as the surviving corporation of such merger (the “Second Merger” and, collectively with the First Merger, the “Acquisition”), subject to the satisfaction or waiver of certain conditions as further described below.

The purchase price for the Acquisition consists of $1.1 billion in cash plus shares (the “Common Shares”) of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), of the Company, and shares (the “Preferred Shares” and, collectively with the Common Shares, the “Shares”) of a new series of preferred stock of the Company designated as “Series C Convertible Preferred Stock,” par value $0.0001 per share (“Series C Preferred Stock”), representing, in the aggregate, on an as-converted basis, the economic equivalent of 31,000,000 shares of Class A Common Stock, subject to customary adjustments to the cash portion of such consideration for cash, indebtedness, transaction expenses and net working capital (as compared to an agreed target net working capital amount) and certain other adjustments and subject to escrows to fund certain potential indemnification matters and potential amounts owed by AeroCare equityholders with respect to post-closing purchase price adjustments, if any.

The rights and preferences of the Series C Preferred Stock will be designated by the Company’s board of directors in a certificate of designations (the “Certificate of Designations”) forming part of the Company’s second amended and restated certificate of incorporation, which Certificate of Designations will be filed prior to the closing of the Acquisition with the Delaware Secretary of State in the form attached to the Merger Agreement.

The Series C Preferred Stock will rank senior to the Class A Common Stock with respect to rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, having a liquidation preference equal to its par value of $0.0001 per share. The Series C Preferred Stock will participate equally and ratably on an as-converted basis with the holders of Class A Common Stock in all cash dividends paid on the Class A Common Stock.

The conversion of Series C Preferred Stock into Class A Common Stock is subject to Stockholder Approval (as defined and further described below); provided that, subject to certain exceptions in connection with a change of control, the holder thereof may elect to exchange the Series C Preferred Stock following the one-year anniversary of the issuance thereof for the cash value of such shares as calculated based on the volume-weighted average price per share of Class A Common Stock on the day immediately prior to the date of conversion, in lieu of delivery of shares of Class A Common Stock (if the issuance of the shares deliverable upon conversion would otherwise violate the Nasdaq Listing Rules (the “Nasdaq Rules”)). After the Stockholder Approval is obtained, the Company or the holder thereof may convert the Series C Preferred Stock into Class A Common Stock at its election. The Series C Preferred Stock will be non-voting.

Pursuant to the Merger Agreement, the Company agreed to hold a meeting of stockholders at which a proposal will be considered with respect to the Stockholder Approval and to prepare and file a preliminary proxy statement relating to such meeting as promptly as reasonably practicable and in any event no later than the 60th day following the closing of the Acquisition (the “Closing Date”). In addition, as further described below, on December 1, 2020, certain stockholders of the Company entered into agreements with the Stockholder Representative to vote all shares of common stock of the Company owned by such persons as of the applicable record date in favor of the Stockholder Approval.

Pursuant to the Merger Agreement, the Company agreed to increase the size of its board of directors by two members in order to elect to the board of directors, promptly following and in any event within five business days following the Closing Date, Ted Lundberg as a Class II director (and as the initial appointee of the Rights Holders as described below) and Stephen Griggs, the current President and Chief Executive Officer of AeroCare, as a Class I director. For as long as Peloton Equity AeroCare SPV I, L.P. and SkyKnight Aero Holdings, LLC (the “Rights Holders”) or their respective affiliates collectively among them hold beneficial ownership of at least 35% of the shares of Class A Common Stock and Series C Preferred Stock, on an as-converted basis, issued to the Rights Holders pursuant to the Merger Agreement, the Rights Holders will have the right to designate for nomination one director for election to the Company’s board of directors. In addition to the foregoing director designation right, for as long as the Rights Holders or their respective affiliates collectively among them hold beneficial ownership of at least 35% of the shares of Class A Common Stock and Series C Preferred Stock, on an as-converted basis, issued to the Rights Holders pursuant to the Merger Agreement, the Rights Holders will have the right to designate a non-voting observer to the board of directors of the Company.

The obligations of the Company and AeroCare to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver of, among other closing conditions, the accuracy of the representations and warranties in the Merger Agreement, the compliance by the parties with the covenants in the Merger Agreement, the absence of any legal order barring the Acquisition, the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the receipt of certain regulatory approvals. The obligation of the Company to effect the closing is also subject to the satisfaction or waiver of the condition that no more than 3.5% of the shares of common stock of AeroCare issued and outstanding as of immediately prior to the closing have properly demanded appraisal for such shares pursuant to Section 262 of the General Corporation Law of the State of Delaware.

The Merger Agreement contains customary representations and warranties given by AeroCare, the Company, Merger Sub I and Merger Sub II, in each case generally subject to customary materiality qualifiers. The Company and AeroCare have also each made customary covenants in the Merger Agreement, including covenants by each of the parties relating to conduct of their respective businesses prior to the closing of the Acquisition. The Merger Agreement also contains a covenant by AeroCare not to, and to cause its affiliates, subsidiaries, officers, directors, employees and representatives not to, solicit, initiate or encourage the initiation of, participate in any discussions or negotiations regarding, or agree to any acquisition proposal by a third party.

Pursuant to the Merger Agreement, the parties are provided with customary termination rights, including the right of either party to terminate the Merger Agreement if the consummation of the Acquisition has not occurred on or prior to May 31, 2021 unless the party electing to terminate the Merger Agreement is in breach of its representations or obligations under the Merger Agreement and such breach caused the failure of a condition to closing or was the primary cause of the failure to consummate the closing prior to outside date. The Company will be required to pay a termination fee to AeroCare equal to $60 million if the Merger Agreement is terminated for breach by the Company that primarily gives rise to the failure of certain conditions to closing of AeroCare or for failure of the Company to close when required. The Acquisition is expected to close in the first quarter of 2021 subject to the satisfaction of the closing conditions as described above.

The representations, warranties and pre-closing covenants of AeroCare under the Merger Agreement do not survive the closing of the Acquisition, and the Company disclaims any remedies for any such matters following the closing; however, the Company and the surviving company following the Acquisition will be entitled to recovery with respect to certain losses as a result of, or in connection with, a specified matter solely out of an indemnity escrow account established pursuant to the Merger Agreement. The Company intends to bind a representations and warranties insurance policy in connection with the Acquisition.

Pursuant to the Merger Agreement, subject to certain exceptions, each equityholder of AeroCare receiving shares of Class A Common Stock and Series C Preferred Stock or Company options at the closing of the Acquisition is prohibited from transferring such consideration, or any Company securities issued on conversion or exercise of such consideration, (i) for a period of six months following the Closing Date and, (ii) solely with respect to two-thirds of such consideration, for a period of one year following the Closing Date.

The Company intends to fund the cash portion of the consideration for the Acquisition and associated costs through cash on hand and incremental debt and has entered into a debt commitment letter with Jefferies Finance LLC, as further described below.

The foregoing summary of the Merger Agreement is qualified in its entirety by the full text thereof, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Amendment to Amended and Restated Registration Rights Agreement

In connection with the entry into the Merger Agreement, the Company entered into an amendment (the “Registration Rights Agreement Amendment”) to that certain Amended and Restated Registration Rights Agreement, dated as of July 1, 2020 (as amended, the “Registration Rights Agreement”), by and among the Company, AdaptHealth Holdings LLC, a Delaware limited liability company and direct subsidiary of the Company, and certain other holders of the Company’s capital stock, pursuant to which, among other things, the stockholders of AeroCare receiving Class A Common Stock and Series C Preferred Stock pursuant to the Merger Agreement and that deliver a joinder to the Registration Rights Agreement to the Company, effective as of the closing of the Acquisition, will be provided with certain registration rights with respect to the shares of Class A Common Stock and the shares of Class A Common Stock issuable upon conversion (subject to the terms and conditions of the Certificate of Designations) of the Series C Preferred Stock to be issued pursuant to the Merger Agreement.

The foregoing summary of the Registration Rights Agreement Amendment is qualified in its entirety by the full text thereof, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Debt Commitment Letter

In connection with the entry into the Merger Agreement, AdaptHealth LLC, a Delaware limited liability company and indirect subsidiary of the Company, entered into a debt commitment letter (the “Commitment Letter”), dated as of December 1, 2020, with Jefferies Finance LLC (“Jefferies Finance”), pursuant to which Jefferies Finance (together with any additional commitment parties party thereto) committed to provide to AdaptHealth LLC (i) a senior secured term loan B facility in an aggregate principal amount of up to $900,000,000 (the “Term B Facility”) and (ii) a senior unsecured bridge facility in an aggregate principal amount of up to $450,000,000 (the “Bridge Facility”); however, with respect to the Bridge Facility, AdaptHealth LLC expects to obtain long-term financing to fund the Acquisition in the debt capital markets on or before the consummation of the Acquisition contemplated by the Merger Agreement in lieu of drawing under the Bridge Facility.  On or prior to the consummation of the Acquisition contemplated by the Merger Agreement, the commitments in respect of the Term B Facility will be automatically reduced by certain debt incurrences and equity issuances by AdaptHealth LLC, its parent entities or any of their respective subsidiaries.

The Term B Facility and the Bridge Facility are available to (i) to finance the Acquisition in part, (ii) to refinance certain indebtedness of AdaptHealth LLC and AeroCare and (iii) to pay fees and expenses incurred in connection therewith.  The funding of the Term B Facility and the Bridge Facility provided for in the Commitment Letter is contingent on the satisfaction of customary conditions, including, among other things, (i) the execution and delivery of definitive documentation in accordance with the terms sets forth in the Commitment Letter and (ii) the consummation of the Acquisition in accordance with the terms of the Merger Agreement. The definitive documentation governing such debt financing has not been finalized, and, accordingly, the actual terms may differ from the description of such terms in the Commitment Letter.

Item 3.02. Unregistered Sale of Equity Securities.

A portion of the consideration to be issued pursuant to the Merger Agreement, as described in Item 1.01 of this report, which description is incorporated by reference into this Item 3.02, will consist of unregistered shares of Class A Common Stock and Series C Preferred Stock. Such shares will be issued in private placements exempt from registration under 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), because the offer and sale of such securities does not involve a “public offering,” as defined in Section 4(2) of the Securities Act, and other applicable requirements will be met.

Nasdaq Listing and Stockholder Approval; Registration

The Company’s Class A Common Stock is currently listed on The Nasdaq Capital Market, and the Company is subject to the Nasdaq Rules. Pursuant to the terms of the Merger Agreement, the Company has covenanted to seek approval of its stockholders (the “Stockholder Approval”) as may be required by the Nasdaq Rules, including pursuant to Nasdaq Rule 5635(a), applicable in connection with the removal of the conversion restrictions as will be applicable to the Series C Preferred Stock to prevent conversions of such Series C Preferred Stock into Class A Common Stock.

The Company plans to hold a meeting of stockholders at which a proposal to obtain the Stockholder Approval is considered as promptly as reasonably practicable following the closing of the Acquisition. In addition, on December 1, 2020, certain stockholders of the Company entered into agreements with the Stockholder Representative to vote all shares of common stock of the Company owned by such persons as of the applicable record date over which such persons have voting power as of the date hereof, amounting to greater than 50% of all current voting power of the Company, (i) in favor of the Stockholder Approval for the removal of the conversion restrictions applicable to the Series C Preferred Stock and (ii) against matters that would reasonably be expected to impede the Stockholder Approval. The Stockholder Representative may enter into additional voting agreements with other stockholders of the Company with such obligations.

Forward-looking Statements

This Current Report on Form 8-K includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics, projections of market opportunity and expectations, the Company’s acquisition pipeline and the impact of the recent coronavirus (COVID-19) pandemic and our response to it. These statements are based on various assumptions and on the current expectations of Company management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which the Company may become a party or governmental investigations to which the Company may become subject that could interrupt or limit the Company’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in the Company’s clients’ preferences, prospects and the competitive conditions prevailing in the healthcare sector; and the impact of the recent coronavirus (COVID-19) pandemic and the Company’s response to it. A further description of such risks and uncertainties can be found in the Company’s filings with the Securities and Exchange Commission. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently knows or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

4.1	Amendment to Amended and Restated Registration Rights Agreement, dated as of December 1, 2020, by and among the Company, AdaptHealth Holdings LLC and the other persons listed on the signature pages thereto.
10.1	Agreement and Plan of Merger, dated as of December 1, 2020, by and among the Company, AeroCare Holdings, Inc., AH Apollo Merger Sub Inc., AH Apollo Merger Sub II Inc. and Peloton Equity I, L.P., solely in its capacity as the representative, agent and attorney-in-fact of the AeroCare equityholders.
104	Cover Page lnteractive Data File (embedded within the Inline XBRL document). please conform to the stle whn addiding

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 4, 2020

AdaptHealth Corp.

By:	/s/ Jason Clemens
Name: Jason Clemens
Title: Chief Financial Officer